Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

NewGenIvf Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares underlying warrants with an exercise price of $0.913 per share	457(g)	1,325,301		$0.913	$1,209,999.81	$0.00014760	$178.60
	Equity	Class A Ordinary Shares underlying the note issued in the initial closing of the 2024 Debt Financing (as defined in the registration statement)	457(g)	2,835,664	(2)	$0.83	$2,353,601.12	$0.00014760	$347.39	–	–	–	–
	Equity	Class A Ordinary Shares underlying the note issued in the closing of the second tranche of the 2024 Debt Financing	457(g)	1,751,316	(3)	$0.83	$1,453,592.28	$0.00014760	$214.55	–	–	–	–
Fees Previously Paid	–	–	–	–		–	–	–	–
Carry Forward Securities
Carry Forward Securities									–
	Total Offering Amounts						$5,017,193.21		$740.54
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$740.54

(1)	Rounded up to the nearest cent.
(2)	Such amount is equal to twice the amount of the Class A Ordinary Shares underlying the senior convertible promissory note issued to JAK Opportunities VI LLC in the initial closing of the 2024 Debt Financing. The amount to be registered was derived pursuant to the terms of the Registration Agreement (as defined in the registration statement).
(3)	Such amount is twice the number of the Class A Ordinary Shares underlying the senior convertible promissory note issued to JAK Opportunities VI LLC. The amount to be registered was derived pursuant to the terms of the Registration Agreement.
(4)	The closing price of the Company’s Class A Ordinary Shares as of September 3, 2024.